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                         [HAYNES AND BOONE LETTERHEAD]
                                                                     Exhibit 5.1

                                August 17, 2001

VAALCO Energy, Inc.
4600 Post Oak Place, Suite 309
Houston, Texas  77027

Gentlemen:

     We have acted as counsel to VAALCO Energy, Inc, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of 4,000,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), that may be issued pursuant to the terms of the Company's 1996 Stock Incentive Plan (the "Plan").

     In connection therewith, we have examined (i) the Certificate of Incorporation and the Bylaws of the Company, each as amended; (ii) the Plan and
(iii) such other documents, corporate records, certificates and other instruments as we have deemed necessary for the expression of the opinions contained herein.

     In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Furthermore, we have assumed that prices paid for shares of Common Stock will equal or exceed the par value per share of the Common Stock. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation (as amended), Bylaws (as amended), Plan, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 4,000,000 shares of Common Stock covered by the Registration Statement, which may be issued from time to time pursuant to the purchase of shares of Common Stock in accordance with the terms of the Plan, have been duly authorized for issuance by the Company, and when so issued in accordance with the respective terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Haynes and Boone, LLP

                                        Haynes and Boone, L.L.P.